Exhibit 99.2

   Consolidated Report to the Financial Community
ThirdQuarter 2011

(Released November 1, 2011) (Unaudited)

HIGHLIGHTS

	After-Tax EPS Variance Analysis	3rd.Qtr.
● Normalized non-GAAP* earnings, excluding special items, were $1.34 per share for the	3Q 2010 Basic EPS – GAAP Basis	$0.59
third quarter of 2011, compared with $1.28 per share for the third quarter of 2010.	Special Items – 2010	0.69
GAAP earnings for the third quarter of 2011 were $1.22 per share, compared with $0.59	3Q 2010 Normalized Earnings – Non-GAAP Basis*	$1.28
per share for the third quarter of 2010.	Commodity Margin	0.19
	O&M Expenses	(0.06)
	Depreciation	(0.02)
	General Taxes	(0.01)
	Financing Costs	(0.05)
	Increased Common Shares Outstanding	(0.35)
The following explanations reflect variances for FirstEnergy, excluding the Allegheny Companies.	Allegheny Companies - Third Quarter 2011	0.32
Third quarter 2011 earnings associated with the Allegheny Companies are noted separately.	Purchase Accounting	0.04
	3Q 2011 Normalized Earnings – Non-GAAP Basis*	$1.34
	Special Items - 2011	(0.12)
● Total electric distribution deliveries increased by 610,000 Megawatt-hours (MWH), or 2.1%.	3Q 2011 Basic EPS – GAAP Basis	$1.22
Residential deliveries increased by 101,000 MWH, or 0.9%; commercial deliveries decreased 67,000 MWH, or 0.7%, while industrial deliveries increased by 578,000 MWH, or 6.5%. Since the increase in total deliveries was predominantly attributed to the industrial class, whose base distribution revenues are derived primarily on peak demand as opposed to energy consumption, there was no material impact to earnings compared to the same period last year. Cooling-degree-days were 2% lower than the same period last year, but 30% above normal.

*The 2011 GAAP to non-GAAP reconciliation statements can be found on page 18 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

●
Higher commodity margin increased earnings by $0.19 per share, due primarily to the combination of higher direct and government aggregation sales, lower fuel expenses and purchased power costs, partially offset by lower Provider of Last Resort (POLR) and wholesale sales, and higher transmission costs.

        Commodity Margin EPS Summary

Commodity Margin EPS - 3Q11 vs 3Q10	Rate	Volume	Total
Contract Generation Sales
- Direct Sales	($0.03)	$0.42	$0.39
- Government Aggregation Sales	$0.00	$0.09	$0.09
- Mass Market Sales	($0.01)	$0.05	$0.04
Subtotal - Retail Sales	($0.04)	$0.56	$0.52
- POLR Sales	$0.03	($0.58)	($0.55)
- Structured Sales	$0.00	($0.02)	($0.02)
Total - Contract Generation Sales	($0.01)	($0.04)	($0.05)
Wholesale Sales	($0.02)	($0.01)	($0.03)
PJM Capacity, FRR Auction	($0.02)	$0.14	$0.12
REC Sales	$0.00	$0.01	$0.01
Fuel Expense	$0.15	$0.04	$0.19
Purchased Power	$0.09	$0.01	$0.10
Capacity Expense	$0.09	($0.19)	($0.10)
Net MISO - PJM Transmission	($0.15)	$0.10	($0.05)
Total Increase / (Decrease)	$0.13	$0.06	$0.19

(a)   Contract Generation Sales – FirstEnergy Solutions Corp.’s (FES) contract generation sales decreased by 975,000 MWH, or 4%, and decreased earnings by $0.05    per share.  In line with FES’ strategy to realign its sales portfolio, POLR sales decreased by 6.9 million MWH, or 73%, as a result of lower POLR obligation and increased shopping in Ohio, as well as elimination of our POLR requirement in Pennsylvania.  This was partially offset by higher direct sales, which increased by 4.9 million MWH, or 62%, and higher governmental aggregation sales, which increased by 0.9 million MWH, or 25%. FES continues to successfully execute its retail strategy by gaining new customers in recently deregulated markets in Pennsylvania following the expiration of POLR obligations in December 2010. FES retail sales also grew significantly in Ohio and continues to expand in other markets, including Illinois, Michigan, New Jersey, and Maryland.

FES Contract Generation Sales - 3Q11 vs. 3Q10
(thousand MWH)	Retail			Other
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Generation Sales Increase / (Decrease)	4,858	915	489	(6,856)	(381)	(975)

Consolidated Report to the Financial Community - 3rd Quarter 2011	2

(b) Wholesale Sales – FES wholesale electricity sales decreased by 409,000 MWH, or 23%, and decreased earnings by $0.03 per share.

(c)   PJM Capacity, Fixed Resource Requirement (FRR) Auction – Higher capacity revenues increased earnings by $0.12 per share, primarily due to FES receiving capacity revenues beginning in June 2011 in connection with transitioning the ATSI zone from MISO to PJM.

(d)  Renewable Energy Credit (REC) Sales – Net REC activity increased earnings by $0.01 per share due to increased sales of RECs partially offset by increased costs imposed by renewable  obligation requirements.

(e)   Fuel Expenses – FES generation output for the quarter decreased by 905,000 MWH, or 4%, primarily due to outages at Sammis Unit #6 and load following fossil units.  Lower fuel expenses increased earnings by $0.01 per share, as the reduction in generation output more than offset higher average prices in the third quarter of 2011.  In addition, the benefit of fuel-contract restructuring in the third quarter of 2011 increased earnings by $0.18 per share.

Generation Output - 3Q11 vs. 3Q10
(thousand MWH)	Fossil	Nuclear	Total
Generation Output	(896)	(9)	(905)

(f)    Purchased Power – Power purchases decreased by 176,000 MWH or 5%.  Spot purchases in MISO increased by 1.9 million MWH, while spot purchases in PJM decreased by 1.9 million MWH.  Lower power prices in MISO compared to prices in PJM increased earnings by $0.09 per share, while lower bilateral purchases increased earnings by $0.01 per share.

FES Purchased Power - 3Q11 vs. 3Q10
(thousand MWH)	Bilaterals	Spot	Total
Purchased Power Increase / (Decrease)	(207)	31	(176)

(g) Capacity Expenses – Higher capacity expense decreased earnings by $0.10 per share as a result of FES serving more retail load.

    (h)   Net MISO-PJM Transmission Expenses – FES net MISO-PJM transmission costs decreased earnings by $0.05 per share due primarily to higher congestion, network, and transmission line loss expense in PJM.

Consolidated Report to the Financial Community - 3rd Quarter 2011	3

●
Higher O&M expenses reduced earnings by $0.06 per share.  Contributing factors include outage preparation costs at the Davis-Besse plant,  higher fossil O&M expenses associated with outages during the third quarter of 2011, and higher incentive compensation expense. During the quarter, Hurricane Irene storm restoration costs, primarily impacting JCP&L and Met-Ed, totaled $78 million.  A total of $53 million in expenses was related to O&M activities, of which $50 million was deferred for future recovery from customers.

●
Higher depreciation expense decreased earnings by $0.02 per share, primarily due to the placement of the Sammis Air Quality Control  projects in-service at the end of 2010, partially offset by the absence of depreciation expense associated with the Lake Plants, which were impaired in August 2010, and Burger, which was retired in December 2010.

●	Higher general taxes decreased earnings by $0.01 per share, primarily due to higher payroll and gross receipts tax.

●	Financing costs decreased earnings by $0.05 per share. Lower capitalized interest decreased earnings by $0.04 per share, while higher interest expense reduced earnings by $0.01 per share.

●	The increase in shares outstanding, resulting from the merger with Allegheny Energy, reduced earnings by $0.35 per share.

●	The Allegheny Companies contributed $0.32 per share in earnings during the third quarter of 2011.

●	The impact of purchase accounting associated with the merger with Allegheny Energy contributed $0.04 per share in earnings during the third quarter of 2011.

●	The following special items were recognized during the third quarter of 2011:

Special Items		EPS
Trust Securities Impairment		($0.01)
Merger Transaction / Integration Costs		(0.01)
Non-Core Asset Sales / Impairments		(0.02)
Mark-to-Market Adjustments		(0.01)
Litigation Resolution		(0.01)
Merger Accounting - Commodity Contracts		(0.06)
	Total	($0.12)

Consolidated Report to the Financial Community - 3rd Quarter 2011	4

Merger Benefits

FirstEnergy is on track to achieve the 2011 merger benefits target resulting from the merger with Allegheny Energy.  Through September 2011, FirstEnergy has taken actions and completed savings initiatives that are expected to allow it to capture merger benefits of approximately $165 million pre-tax on an annual basis, or 79% of the $210 million annual target.   The $165 million realized from savings initiatives completed through September, along with the impact of initiatives still underway, are being reflected in earnings throughout 2011.

2011 Earnings Guidance

Normalized non-GAAP* earnings guidance for 2011, excluding special items, remains at $3.30 to $3.50 per share. We are reaffirming our 2012 and 2013 non-GAAP* earnings guidance of $3.20 to $3.50 per share.

* The 2011 GAAP to non-GAAP reconciliation statements can be found on page 18 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:
Ronald E. Seeholzer	Irene M. Prezelj	Rey Y. Jimenez
Vice President, Investor Relations	Exec. Director, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 384-3859	(330) 761-4239

Consolidated Report to the Financial Community - 3rd Quarter 2011	5

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)

		Three Months Ended September 30			Nine Months Ended September 30
		2011	2010	Change	2011	2010	Change
	Revenues
(1)	Regulated distribution	$2,935	$2,745	$190	$7,688	$7,562	$126
(2)	Competitive energy services	2,029	1,601	428	5,426	4,330	1,096
(3)	Regulated independent transmission	106	73	33	278	189	89
(4)	Other corporate & intersegment revenues	(351)	(691)	340	(1,037)	(1,913)	876
(5)	Total Revenues	4,719	3,728	991	12,355	10,168	2,187

	Operating Expenses
(6)	Fuel	632	400	232	1,720	1,084	636
(7)	Purchased power	1,349	1,319	30	3,755	3,620	135
(8)	Other operating expenses	1,024	738	286	3,130	2,112	1,018
(9)	Provision for depreciation	292	182	110	794	565	229
(10)	Amortization of regulatory assets	122	176	(54)	344	549	(205)
(11)	General taxes	269	206	63	748	587	161
(12)	Impairment of long-lived assets	9	292	(283)	41	294	(253)
(13)	Total Operating Expenses	3,697	3,313	384	10,532	8,811	1,721
(14)	Operating Income	1,022	415	607	1,823	1,357	466

	Other Income (Expense)
(15)	Investment income	48	46	2	100	93	7
(16)	Interest expense	(267)	(208)	(59)	(763)	(628)	(135)
(17)	Capitalized interest	17	41	(24)	55	122	(67)
(18)	Total Other Expense	(202)	(121)	(81)	(608)	(413)	(195)

(19)	Income Before Income Taxes	820	294	526	1,215	944	271
(20)	Income taxes	311	119	192	490	364	126
(21)	Net Income	509	175	334	725	580	145
(22)	Loss attributable to noncontrolling interest	(2)	(4)	2	(17)	(19)	2
(23)	Earnings Available to FirstEnergy Corp.	$511	$179	$332	$742	$599	$143

(24)	Earnings Per Share of Common Stock
(25)	Basic	$1.22	$0.59	$0.63	$1.89	$1.97	$(0.08)
(26)	Diluted	$1.22	$0.59	$0.63	$1.88	$1.96	$(0.08)
(27)	Weighted Average Number of
	Common Shares Outstanding
(28)	Basic	418	304	114	392	304	88
(29)	Diluted	420	305	115	394	305	89

Consolidated Report to the Financial Community - 3rd Quarter 2011	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended September 30, 2011

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,809	$1,611	$-	$-	$4,420
(2)	Other	125	103	106	(48)	286
(3)	Internal revenues	1	315	-	(303)	13
(4)	Total Revenues	2,935	2,029	106	(351)	4,719

	Operating Expenses
(5)	Fuel	92	540	-	-	632
(6)	Purchased power	1,293	362	-	(306)	1,349
(7)	Other operating expenses	498	540	15	(29)	1,024
(8)	Provision for depreciation	159	110	17	6	292
(9)	Amortization of regulatory assets	123	-	(1)	-	122
(10)	General taxes	200	55	9	5	269
(11)	Impairment of long-lived assets	-	9	-	-	9
(12)	Total Operating Expenses	2,365	1,616	40	(324)	3,697
(13)	Operating Income	570	413	66	(27)	1,022

	Other Income (Expense)
(14)	Investment income	32	28	-	(12)	48
(15)	Interest expense	(147)	(82)	(13)	(25)	(267)
(16)	Capitalized interest	3	9	1	4	17
(17)	Total Other Expense	(112)	(45)	(12)	(33)	(202)

(18)	Income Before Income Taxes	458	368	54	(60)	820
(19)	Income taxes	170	136	20	(15)	311
(20)	Net Income	288	232	34	(45)	509
(21)	Loss attributable to noncontrolling interest	-	-	-	(2)	(2)
(22)	Earnings Available to FirstEnergy Corp.	$288	$232	$34	$(43)	$511

Included in GAAP Earnings (e):
	Pre-tax special items	$(7)	$(61)	$-	$(16)	$(84)
	After-tax special items	$(4)	$(38)	$-	$(8)	$(50)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 3rd Quarter 2011	7

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended September 30, 2010

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,609	$940	$-	$-	$3,549
(2)	Other	76	62	73	(32)	179
(3)	Internal revenues	60	599	-	(659)	-
(4)	Total Revenues	2,745	1,601	73	(691)	3,728

	Operating Expenses
(5)	Fuel	-	400	-	-	400
(6)	Purchased power	1,473	505	-	(659)	1,319
(7)	Other operating expenses	400	345	15	(22)	738
(8)	Provision for depreciation	102	67	9	4	182
(9)	Amortization of regulatory assets	176	-	-	-	176
(10)	General taxes	167	28	8	3	206
(11)	Impairment of long-lived assets	-	292	-	-	292
(12)	Total Operating Expenses	2,318	1,637	32	(674)	3,313
(13)	Operating Income	427	(36)	41	(17)	415

	Other Income (Expense)
(14)	Investment income	24	27	-	(5)	46
(15)	Interest expense	(125)	(56)	(6)	(21)	(208)
(16)	Capitalized interest	-	23	-	18	41
(17)	Total Other Expense	(101)	(6)	(6)	(8)	(121)

(18)	Income Before Income Taxes	326	(42)	35	(25)	294
(19)	Income taxes	124	(16)	13	(2)	119
(20)	Net Income	202	(26)	22	(23)	175
(21)	Loss attributable to noncontrolling interest	-	-	-	(4)	(4)
(22)	Earnings Available to FirstEnergy Corp.	$202	$(26)	$22	$(19)	$179

Included in GAAP Earnings (e):
	Pre-tax special items	$(21)	$(311)	$(1)	$(1)	$(334)
	After-tax special items	$(15)	$(195)	$-	$(1)	$(211)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 3rd Quarter 2011	8

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended September 30, 2011 vs. Three Months Ended September 30, 2010

		Energy	Competitive	Regulated	Other &
		Delivery	Energy	Independent	Reconciling
		Services (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$200	$671	$-	$-	$871
(2)	Other	49	41	33	(16)	107
(3)	Internal revenues	(59)	(284)	-	356	13
(4)	Total Revenues	190	428	33	340	991

	Operating Expenses
(5)	Fuel	92	140	-	-	232
(6)	Purchased power	(180)	(143)	-	353	30
(7)	Other operating expenses	98	195	-	(7)	286
(8)	Provision for depreciation	57	43	8	2	110
(9)	Amortization of regulatory assets	(53)	-	(1)	-	(54)
(10)	General taxes	33	27	1	2	63
(11)	Impairment of long-lived assets	-	(283)	-	-	(283)
(12)	Total Operating Expenses	47	(21)	8	350	384
(13)	Operating Income	143	449	25	(10)	607

	Other Income (Expense)
(14)	Investment income (loss)	8	1	-	(7)	2
(15)	Interest expense	(22)	(26)	(7)	(4)	(59)
(16)	Capitalized interest	3	(14)	1	(14)	(24)
(17)	Total Other Loss	(11)	(39)	(6)	(25)	(81)

(18)	Income Before Income Taxes	132	410	19	(35)	526
(19)	Income taxes (benefits)	46	152	7	(13)	192
(20)	Net Income	86	258	12	(22)	334
(21)	Loss attributable to noncontrolling interest	-	-	-	2	2
(22)	Earnings Available to FirstEnergy Corp.	$86	$258	$12	$(24)	$332

Included in GAAP Earnings (e):
	Pre-tax special items	$14	$250	$1	$(15)	$250
	After-tax special items	$11	$157	$-	$(7)	$161

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 3rd Quarter 2011	9

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Nine Months Ended September 30, 2011

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$7,336	$4,167	$-	$-	$11,503
(2)	Other	351	283	278	(117)	795
(3)	Internal revenues	1	976	-	(920)	57
(4)	Total Revenues	7,688	5,426	278	(1,037)	12,355

	Operating Expenses
(5)	Fuel	189	1,531	-	-	1,720
(6)	Purchased power	3,616	1,062	-	(923)	3,755
(7)	Other operating expenses	1,322	1,807	51	(50)	3,130
(8)	Provision for depreciation	428	305	42	19	794
(9)	Amortization of regulatory assets	339	-	5	-	344
(10)	General taxes	556	150	25	17	748
(11)	Impairment of long-lived assets	-	30	-	11	41
(12)	Total Operating Expenses	6,450	4,885	123	(926)	10,532
(13)	Operating Income	1,238	541	155	(111)	1,823

	Other Income (Expense)
(14)	Investment income	84	49	-	(33)	100
(15)	Interest expense	(427)	(226)	(34)	(76)	(763)
(16)	Capitalized interest	7	31	2	15	55
(17)	Total Other Expense	(336)	(146)	(32)	(94)	(608)

(18)	Income Before Income Taxes	902	395	123	(205)	1,215
(19)	Income taxes	334	146	45	(35)	490
(20)	Net Income	568	249	78	(170)	725
(21)	Loss attributable to noncontrolling interest	-	-	-	(17)	(17)
(22)	Earnings Available to FirstEnergy Corp.	$568	$249	$78	$(153)	$742

Included in GAAP Earnings (e):
	Pre-tax special items	$(110)	$(286)	$(4)	$(73)	$(473)
	After-tax special items	$(72)	$(189)	$(3)	$(60)	$(324)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 3rd Quarter 2011	10

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Nine Months Ended September 30, 2010

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$7,250	$2,348	$-	$-	$9,598
(2)	Other	233	170	189	(89)	503
(3)	Internal revenues	79	1,812	-	(1,824)	67
(4)	Total Revenues	7,562	4,330	189	(1,913)	10,168

	Operating Expenses
(5)	Fuel	-	1,084	-	-	1,084
(6)	Purchased power	4,159	1,285	-	(1,824)	3,620
(7)	Other operating expenses	1,090	1,037	45	(60)	2,112
(8)	Provision for depreciation	312	215	28	10	565
(9)	Amortization of regulatory assets	543	-	6	-	549
(10)	General taxes	459	92	22	14	587
(11)	Impairment of long-lived assets	-	294	-	-	294
(12)	Total Operating Expenses	6,563	4,007	101	(1,860)	8,811
(13)	Operating Income	999	323	88	(53)	1,357

	Other Income (Expense)
(14)	Investment income	78	41	-	(26)	93
(15)	Interest expense	(375)	(169)	(17)	(67)	(628)
(16)	Capitalized interest	2	70	1	49	122
(17)	Total Other Expense	(295)	(58)	(16)	(44)	(413)

(18)	Income Before Income Taxes	704	265	72	(97)	944
(19)	Income taxes	267	101	27	(31)	364
(20)	Net Income	437	164	45	(66)	580
(21)	Loss attributable to noncontrolling interest	-	-	-	(19)	(19)
(22)	Earnings Available to FirstEnergy Corp.	$437	$164	$45	$(47)	$599

Included in GAAP Earnings (e):
	Pre-tax special items	$(67)	$(362)	$(2)	$(2)	$(433)
	After-tax special items	$(57)	$(227)	$(1)	$(3)	$(288)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 3rd Quarter 2011	11

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Nine Months Ended September 30, 2011 vs. Nine Months Ended September 30, 2010

		Energy	Competitive	Regulated	Other &
		Delivery	Energy	Independent	Reconciling
		Services (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$86	$1,819	$-	$-	$1,905
(2)	Other	118	113	89	(28)	292
(3)	Internal revenues	(78)	(836)	-	904	(10)
(4)	Total Revenues	126	1,096	89	876	2,187

	Operating Expenses
(5)	Fuel	189	447	-	-	636
(6)	Purchased power	(543)	(223)	-	901	135
(7)	Other operating expenses	232	770	6	10	1,018
(8)	Provision for depreciation	116	90	14	9	229
(9)	Amortization of regulatory assets	(204)	-	(1)	-	(205)
(10)	General taxes	97	58	3	3	161
(11)	Impairment of long-lived assets	-	(264)	-	11	(253)
(12)	Total Operating Expenses	(113)	878	22	934	1,721
(13)	Operating Income	239	218	67	(58)	466

	Other Income (Expense)
(14)	Investment income (loss)	6	8	-	(7)	7
(15)	Interest expense	(52)	(57)	(17)	(9)	(135)
(16)	Capitalized interest	5	(39)	1	(34)	(67)
(17)	Total Other Income	(41)	(88)	(16)	(50)	(195)

(18)	Income Before Income Taxes	198	130	51	(108)	271
(19)	Income taxes (benefits)	67	45	18	(4)	126
(20)	Net Income	131	85	33	(104)	145
(21)	Loss attributable to noncontrolling interest	-	-	-	2	2
(22)	Earnings Available to FirstEnergy Corp.	$131	$85	$33	$(106)	$143

Included in GAAP Earnings (e):
	Pre-tax special items	$(43)	$76	$(2)	$(71)	$(40)
	After-tax special items	$(15)	$38	$(2)	$(57)	$(36)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 3rd Quarter 2011	12

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Sep. 30, 2011	Dec. 31, 2010
Current Assets:
Cash and cash equivalents	$291	$1,019
Receivables	1,880	1,568
Other	1,420	1,111
Total Current Assets	3,591	3,698

Assets Pending Sale	402	-
Property, Plant and Equipment	29,267	19,788
Investments	3,132	3,002
Deferred Charges and Other Assets	10,269	8,317
Total Assets	$46,661	$34,805

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,840	$1,486
Short-term borrowings	-	700
Accounts payable	1,009	872
Other	2,014	1,640
Total Current Liabilities	4,863	4,698

Liabilities Related to Assets Pending Sale	401	-
Capitalization:
Total equity	13,015	8,513
Long-term debt and other long-term obligations	15,823	12,579
Total Capitalization	28,838	21,092
Noncurrent Liabilities	12,559	9,015
Total Liabilities and Capitalization	$46,661	$34,805

General Information
	Three Months Ended Sep. 30		Nine Months Ended Sep. 30
	2011	2010	2011	2010
Debt redemptions	$(579)	$(15)	$(1,581)	$(422)
New long-term debt issues	$100	$251	$603	$251
Short-term borrowings decrease	$(656)	$(452)	$(700)	$(171)
Property additions	$511	$470	$1,529	$1,467

Adjusted Capitalization**
	As of September 30		As of December 31
	2011	% Total	2010	% Total
Total equity (GAAP)*	$13,015	42%	$8,513	36%
Long-term debt and other long-term obligations	15,823	51%	12,579	55%
Currently payable long-term debt	1,840	7%	1,486	6%
Short-term borrowings	-	-	700	3%
Adjustments:
Sale-leaseback net debt equivalents	1,312	4%	1,357	6%
Securitization debt and cash	(1,058)	-4%	(1,295)	-6%
Adjusted capitalization (Non-GAAP)	$30,932	100%	$23,340	100%

*Includes $(1,436) million and $(1,539) million, respectively, of Accumulated Other Comprehensive Loss
** Excludes "Liabilities Related to Assets Pending Sale"

Consolidated Report to the Financial Community - 3rd Quarter 2011	13

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Cash flows from operating activities
Net income	$509	$175	$725	$580
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets	414	358	1,138	1,114
Nuclear fuel and lease amortization	60	47	152	123
Deferred purchased power and other costs	(54)	(46)	(222)	(192)
Deferred income taxes and investment tax credits	84	100	636	259
Deferred rents and lease market valuation liability	44	41	(17)	(21)
Accrued compensation and retirement benefits	46	75	95	48
Commodity derivative transactions, net	(1)	(11)	(22)	(40)
Pension trust contribution	(113)	-	(375)	-
Asset impairments	18	294	59	315
Cash collateral paid, net	(35)	9	(66)	(54)
Interest rate swap transactions	-	86	-	129
Gain on investment securities held in trusts	(49)	(20)	(56)	(39)
Change in working capital and other	275	107	182	(149)
Cash flows provided from operating activities	1,198	1,215	2,229	2,073
Cash flows provided from (used for) financing activities	(1,363)	(386)	(2,402)	(870)
Cash flows used for investing activities*	(20)	(478)	(555)	(1,445)
Net change in cash and cash equivalents	$(185)	$351	$(728)	$(242)

*Includes $590 million of cash received from the Allegheny merger for the nine months ended September 30, 2011.

Deferral and Amortization	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	Change	2011	2010	Change
Ohio Amended ESP Amortization (Deferral)
Uncollectible customer accounts	$-	$(1)	$1	$(2)	$(3)	$1
Economic development costs & interest	17	1	16	3	8	(5)
Generation cost rider true-up & interest	13	(6)	19	(11)	1	(12)
Distribution reliability costs (RDD/NDD)	(1)	14	(15)	123	85	38

Ohio Transmission Amortization
Transmission costs	6	(16)	22	5	(37)	42

Ohio Other Amortization (Deferral)
Generation related deferral	23	17	6	(45)	(36)	(9)
Distribution related deferral	26	2	24	36	50	(14)
All Other	-	48	(48)	-	129	(129)

Pennsylvania Amortization (Deferral)
PJM transmission costs	(58)	(20)	(38)	(126)	(4)	(122)
NUG costs	49	15	34	162	38	124
Storm costs	(14)	-	(14)	(18)	-	(18)
All Other	67	22	45	112	67	45

New Jersey Amortization (Deferral)
NUG costs	26	81	(55)	122	207	(85)
Storm costs	(48)	(1)	(47)	(50)	(19)	(31)
All Other	18	20	(2)	46	63	(17)

Allegheny Amortization (Deferral)*	(2)	N/A	(2)	(13)	N/A	(13)

Total Amortization (Deferral)	$122	$176	$(54)	$344	$549	$(205)

*Represents data for March 2011 - September 2011 only.

Consolidated Report to the Financial Community - 3rd Quarter 2011	14

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (kWh in millions)
Electric Distribution Deliveries		Three Months Ended September 30			Nine Months Ended September 30
Pre-Merger Companies		2011	2010	Change	2011	2010	Change

Ohio	- Residential	5,058	4,993	1.3%	13,824	13,522	2.2%
	- Commercial	4,192	4,273	-1.9%	11,795	11,814	-0.2%
	- Industrial	5,563	5,043	10.3%	15,439	14,757	4.6%
	- Other	86	86	0.0%	257	263	-2.3%
	Total Ohio	14,899	14,395	3.5%	41,315	40,356	2.4%
Pennsylvania	- Residential	3,135	3,095	1.3%	9,123	9,063	0.7%
	- Commercial	2,099	2,061	1.8%	5,931	6,026	-1.6%
	- Industrial	3,333	3,251	2.5%	9,868	9,483	4.1%
	- Other	19	21	-9.5%	59	62	-4.8%
	Total Pennsylvania	8,586	8,428	1.9%	24,981	24,634	1.4%
New Jersey	- Residential	3,250	3,254	-0.1%	7,757	7,875	-1.5%
	- Commercial	2,676	2,700	-0.9%	7,096	7,268	-2.4%
	- Industrial	636	660	-3.6%	1,865	1,911	-2.4%
	- Other	23	23	0.0%	67	67	0.0%
	Total New Jersey	6,585	6,637	-0.8%	16,785	17,121	-2.0%
Total Residential		11,443	11,342	0.9%	30,704	30,460	0.8%
Total Commercial		8,967	9,034	-0.7%	24,822	25,108	-1.1%
Total Industrial		9,532	8,954	6.5%	27,172	26,151	3.9%
Total Other		128	130	-1.5%	383	392	-2.3%
Total Pre-Merger Companies Distribution Deliveries		30,070	29,460	2.1%	83,081	82,111	1.2%

AYE Companies*
Pennsylvania		5,134	5,188	-1.0%	11,630	N/A	N/A
West Virginia		3,603	3,596	0.2%	7,999	N/A	N/A
Maryland		1,843	1,817	1.4%	4,019	N/A	N/A
Total AYE Distribution Deliveries		10,580	10,601	-0.2%	23,648	N/A	N/A

Total Distribution Deliveries		40,650	29,460	38.0%	106,729	82,111	30.0%

* Represents data beginning in March 2011. Q3 2010 is shown for informational purposes only and is excluded from the "Total Distribution Deliveries" line item.

Weather	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	Normal	2011	2010	Normal
Composite Heating-Degree-Days	66	51	91	3,485	3,240	3,534
Composite Cooling-Degree-Days	829	862	644	1,145	1,242	889

Shopping Statistics(1)	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010

OE	75%	61%	73%	56%
PP	59%	55%	57%	54%
CEI	84%	67%	82%	61%
TE	75%	69%	73%	65%
JCP&L	42%	33%	43%	33%
Met-Ed	48%	3%	45%	1%
Penelec	59%	4%	53%	3%
MP	N/A	N/A	N/A	N/A
PE(2)	44%	N/A	44%	N/A
WP	52%	N/A	50%	N/A

(1) Based upon average quarterly MWH, except for MP, PE and WP which is based upon March - September MWH.
(2) Represents Maryland only.

Competitive Operating Statistics*	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Capacity Factors:
Nuclear	98%	98%	88%	87%
Fossil - Baseload	76%	83%	69%	72%
Fossil - Load Following	48%	55%	51%	57%

Generation Output:
Nuclear	30%	42%	31%	42%
Fossil - Baseload	55%	39%	51%	38%
Fossil - Load Following	13%	18%	15%	21%
Peaking/Hydro	3%	1%	2%	-

* Includes data for AYE's unregulated generating plants beginning in March 2011.

Consolidated Report to the Financial Community - 3rd Quarter 2011	15

FirstEnergy Corp.
Statistical Summary

Summary of Sales, Power Purchases and Generation Output (kWh in millions)

Pre-Merger Companies	Three Months Ended September 30			Nine Months Ended September 30
FES Contract Generation Sales	2011	2010	Change	2011	2010	Change
POLR
- OH	821	3,999	(3,178)	5,382	12,480	(7,098)
- PA	1,696	5,374	(3,678)	6,414	15,533	(9,119)
Total POLR	2,517	9,373	(6,856)	11,796	28,013	(16,217)

Structured/Standard Sales
- Bilaterals	711	1,092	(381)	993	2,119	(1,126)
Total Structured/Standard Sales	711	1,092	(381)	993	2,119	(1,126)

Direct - LCI
- OH	6,360	4,875	1,485	16,839	12,693	4,146
- PA	3,505	1,125	2,380	9,764	3,183	6,581
- NJ	477	382	95	1,278	1,016	262
- MI	538	438	100	1,440	1,126	314
- IL	810	611	199	2,231	1,601	630
- MD	168	81	87	441	208	233
Total Direct - LCI	11,858	7,512	4,346	31,993	19,827	12,166

Direct - MCI
- OH	573	298	275	1,344	832	512
- PA	244	7	237	556	16	540
Total Direct - MCI	817	305	512	1,900	848	1,052

Aggregation
- OH	4,540	3,628	912	12,319	8,832	3,487
- IL	3	-	3	3	-	3
Total Aggregation	4,543	3,628	915	12,322	8,832	3,490
Mass Market
- OH	224	137	87	529	342	187
- PA	428	26	402	624	64	560
Total Mass Market	652	163	489	1,153	406	747

Total Contract Generation Sales	21,098	22,073	(975)	60,157	60,045	112

Wholesale Sales
- Spot	1,334	1,743	(409)	2,714	3,281	(567)
Total Wholesale Sales	1,334	1,743	(409)	2,714	3,281	(567)

Purchased Power
- Bilaterals	540	747	(207)	2,008	2,511	(503)
- Spot	2,940	2,909	31	9,121	6,691	2,430
Total Purchased Power	3,480	3,656	(176)	11,129	9,202	1,927

Generation Output
- Fossil	11,209	12,105	(896)	30,897	32,810	(1,913)
- Nuclear	8,661	8,670	(9)	23,039	22,876	163
Total Generation Output	19,870	20,775	(905)	53,936	55,686	(1,750)

Allegheny Companies*
AE Supply Contract Generation Sales	2011			2011
POLR	2,603			5,584
Structured/Standard Sales	179			1,328
Direct - LCI	413			983
Total Contract Generation Sales	3,195			7,895

Wholesale Sales	5,735			11,722

Purchased Power	134			298

Generation Output - Competitive	8,881	8,258	623	19,492

*Represents data beginning in March 2011. Generation output for AYE Companies in 3Q 2010 is shown for informational purposes only.

Consolidated Report to the Financial Community - 3rd Quarter 2011	16

FirstEnergy Corp.
Special Items
 (In millions)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Three Months Ended Sep. 30, 2011	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(3)	$-	$-	$-	$(3)
Trust securities impairment	(1)	(8)	-	-	(9)
Merger transaction/integration costs	(2)	(2)	-	-	(4)
Non-core asset sales/impairments	-	(1)	-	(16)	(17)
Mark-to-market adjustments	-	(6)	-	-	(6)
Merger accounting - commodity contracts	(2)	(39)	-	-	(41)
Litigation resolution	1	(5)	-	-	(4)
Debt redemption costs	-	-	-	-	-
Subtotal	(7)	(61)	-	(16)	(84)
Income taxes	3	23	-	8	34
After-Tax Effect	$(4)	$(38)	$-	$(8)	$(50)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Three Months Ended Sep. 30, 2010	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(12)	$-	$-	$-	$(12)
Trust securities impairment	-	(2)	-	-	(2)
Merger transaction/integration costs	(9)	(4)	(1)	(1)	(15)
Mark-to-market adjustments	-	(13)	-	-	(13)
Lake plant charges	-	(292)	-	-	(292)
Subtotal	(21)	(311)	(1)	(1)	(334)
Income taxes	6	116	1	-	123
After-Tax Effect	$(15)	$(195)	$-	$(1)	$(211)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Nine Months Ended Sep. 30, 2011	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(24)	$-	$-	$(10)	$(34)
Trust securities impairment	(2)	(16)	-	-	(18)
Merger transaction/integration costs	(82)	(87)	(4)	(5)	(178)
Non-core asset sales/impairments	-	(22)	-	(27)	(49)
Mark-to-market adjustments	-	(38)	-	-	(38)
Merger accounting - commodity contracts	(4)	(112)	-	-	(116)
Litigation resolution	2	(10)	-	(29)	(37)
Debt redemption costs	-	(1)	-	(2)	(3)
Subtotal	(110)	(286)	(4)	(73)	(473)
Income tax charge/income tax resolution	-	(1)	-	(16)	(17)
Income tax effect of pre-tax items	38	98	1	29	166
After-Tax Effect	$(72)	$(189)	$(3)	$(60)	$(324)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Nine Months Ended Sep. 30, 2010	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(52)	$-	$-	$-	$(52)
Trust securities impairment	-	(21)	-	-	(21)
Merger transaction/integration costs	(22)	(10)	(2)	(2)	(36)
Non-core asset sales/impairments	-	(9)	-	-	(9)
Mark-to-market adjustments	-	(30)	-	-	(30)
Litigation resolution	7	-	-	-	7
Lake plant charges	-	(292)	-	-	(292)
Subtotal	(67)	(362)	(2)	(2)	(433)
Income tax charge/income tax resolution	(13)	-	-	-	(13)
Income tax effect of pre-tax items	23	135	1	(1)	158
After-Tax Effect	$(57)	$(227)	$(1)	$(3)	$(288)

Consolidated Report to the Financial Community - 3rd Quarter 2011	17

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
 (In millions, except for per share amounts)

Special Items
	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(3)	$(12)	$(34)	$(52)
Trust securities impairment (b)	(9)	(2)	(18)	(21)
Merger transaction/integration costs (c)	(4)	(15)	(178)	(36)
Non-core asset sales/impairments (d)	(17)	-	(49)	(9)
Mark-to-market adjustments (e)	(6)	(13)	(38)	(30)
Merger accounting - commodity contracts (f)	(41)	-	(116)	-
Litigation resolution (g)	(4)	-	(37)	7
Debt redemption costs (h)	-	-	(3)	-
Lake plant charges (i)	-	(292)	-	(292)
Total-Pretax Items	$(84)	$(334)	$(473)	$(433)
Income tax charge/Income tax resolution	$-	$-	$(17)	$(13)
EPS Effect	$(0.12)	$(0.69)	$(0.82)	$(0.95)
(a)
For YTD 2011, $16 million included in "Amortization of regulatory assets"; $12 million included in "Other operating expenses"; $6 million included in "Revenues". For YTD 2010, $35 million included in "Amortization of regulatory assets"; $17 million included in "Other operating expenses".

(b) Included in "Investment income".
(c)	For YTD 2011, $172 million Included in "Other operating expenses"; $6 million included in "Fuel". For YTD 2010, included in "Other operating expenses".
(d)
For YTD 2011, $41 million included in "Impairment of long-lived assets"; $8 million included in "Revenues". For YTD 2010, $7 million included in "Depreciation"; $2 million included in Revenues - "Competitive energy services".

(e)	For YTD 2011, included in "Other operating expenses". For YTD, 2010 included in "Purchased power".
(f)	For YTD 2011, $45 million included in "Fuel"; $50 million included in Revenues - "Competitive energy services"; $21 million included in "Other operating expenses".
(g)
For YTD 2011, $29 million included in "Other operating expenses"; $22 million included in "Revenues"; ($9) million included in "Amortization of regulatory assets; ($5) million included in "Purchased power". For YTD 2010, included in "Other operating expenses.

(h) Included in "Interest expense".
(i)	Included in "Impairment of long-lived assets".

Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended Sep. 30		Nine Months Ended Sep. 30		Estimate for Year
	2011	2010	2011	2010	2011	2012	2013

Basic EPS (GAAP basis)	$1.22	$0.59	$1.89	$1.97	$3.38 - $3.58	$3.03 - $3.33	$3.07 - $3.37
Excluding Special Items:
Regulatory charges	-	0.02	0.05	0.11	0.05	0.01	0.02
Trust securities impairment	0.01	-	0.03	0.04	0.03	-	-
Income tax charge - retiree drug change	-	-	-	0.04	-	-	-
Merger transaction/integration costs	0.01	0.04	0.36	0.09	0.37	0.01	0.01
Non-core asset sales/impairments	0.02	-	0.08	0.02	(0.85)	-	-
Mark-to-market adjustments	0.01	0.03	0.06	0.06	0.06	-	-
Merger accounting - commodity contracts	0.06	-	0.18	-	0.20	0.15	0.10
Litigation resolution	0.01	-	0.06	(0.01)	0.06	-	-
Lake plant charges	-	0.60	-	0.60	-	-	-
Basic EPS (Non-GAAP basis)	$1.34	$1.28	$2.71	$2.92	$3.30 - $3.50	$3.20 - $3.50	$3.20 - $3.50

Liquidity position as of October 28, 2011

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	June 2016	$2,000	$1,951
FES/AE Supply	Revolving	June 2016	$2,500	$2,485
TrAIL	Revolving	Jan. 2013	$450	$450
AGC	Revolving	Dec. 2013	$50	$0
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$5,000	$4,886
		Cash:	-	834
		Total:	$5,000	$5,720

Consolidated Report to the Financial Community - 3rd Quarter 2011	18

Recent Developments

Board of Directors

On September 20, 2011, FirstEnergy Corp. (FirstEnergy or FE) announced the election of Christopher D. Pappas to serve on its Board of Directors. Pappas is president and chief executive officer of Styron LLC (Trinseo SA), a leading global materials company located in Berwyn, Pa. The election of Pappas brings the size of FE's Board to 14 members.

Financial Matters

Dividend
On September 20, 2011, the Board of Directors declared an unchanged quarterly dividend of $0.55 per share of outstanding FE common stock. The dividend is payable December 1, 2011, to shareholders of record as of November 7, 2011.

Financing Activities
On July 14, 2011, Allegheny Generating Company (AGC) issued $100 million 5.06% Senior Notes due 2021. The proceeds were used to redeem $100 million 6.875% Senior Notes due 2023 on August 15, 2011.

During August and September, FE redeemed or repurchased approximately $410.3 million of Pollution Control Revenue Bonds (PCRBs), as summarized below:

Allegheny Energy Supply (AE Supply)	$ 37.5M	(a)
FirstEnergy Generation Corp. (FGCO)	158.1	(b)
FirstEnergy Nuclear Generation Corp. (NGC)	158.9	(b)
Monongahela Power Company (MP)	70.2	(a)

(a) Includes $14.4 million in PCRBs redeemed for which MP and AE Supply are co-obligors.
(b) Subject to market conditions, these bonds are being held for future remarketing.

Asset Sales
On October 18, 2011, FE announced that Gunvor Group, Ltd. purchased a one-third interest in the Signal Peak coal mine in Montana. The sale strengthens FE’s balance sheet in the following ways:

●	Proceeds of nearly $260 million will be used to reduce FE’s net debt position
●	De-consolidation of Signal Peak will result in debt reduction of $360 million and an increase to equity of $50 million on FE's consolidated balance sheet.
●	Gain on sale and revaluation of remaining ownership stake will increase equity by approximately $370 million

Following the sale, FE, through its wholly-owned subsidiary, FE Ventures Corp., has a one-third interest in Global Mining Holding Company, LLC, a joint venture that owns Signal Peak. FGCO has revised its coal purchase agreement with Signal Peak to reduce delivery from 7.5 million tons annually to an obligation to accept up to 2 million tons each year.

On October 18, 2011, FE closed on the sale of its Richland (432 MW) and Stryker (18 MW) plants for approximately $80 million. The proceeds from the sale of these non-core assets will be used to reduce FE’s net debt position.

Consolidated Report to the Financial Community - 3rd Quarter 2011	19

Regulatory Matters

Cost Recovery Filing
On September 1, 2011, MP and Potomac Edison Company submitted a joint filing to the West Virginia Public Service Commission (WVPSC) to recover costs associated with fuel and purchased power. Under a cost recovery clause established by the WVPSC in 2007, customer bills are adjusted periodically to reflect upward or downward changes in the cost of fuel and purchased power. If the proposal is adopted as filed, bills will increase approximately 3% overall, starting January 1, 2012.

Operational Matters

Emission Allowances Auction
On October 24, 2011, FirstEnergy Solutions (FES) announced that a competitive bidding auction process will be conducted to sell sulfur dioxide (SO2) and nitrogen oxides (NOX) emission allowances for 2012 and 2013. The allowances are the result of the U. S. Environmental Protection Agency’s recently enacted Cross State Air Pollution Rule (CSAPR). Bidding in the auction is tentatively scheduled to begin on November 17, 2011.  Information regarding the November 2011 Auction is posted on an informational website, www.fescsaprauction.info. An ascending-price clock auction format will be used. The auction will be managed by CRA International, Inc. and will offer six products for sale:

●	CSAPR SO2 Allowances for 2012
●	CSAPR SO2 Allowances for 2013
●	CSAPR Annual NOX Allowances for 2012
●	CSAPR Annual NOX Allowances for 2013
●	CSAPR Seasonal NOX Allowances for 2012
●	CSAPR Seasonal NOX Allowances for 2013

Each of the products will be divided into identical blocks, or tranches, with each having a reserve price and a minimum quantity to sell at the reserve price. The minimum quantity of SO2 allowances being offered at the reserve price will be 50,000 for both 2012 and 2013.

Davis-Besse Outage
On October 1, 2011, the Davis-Besse Plant (908 MW) was safely shut down for a scheduled outage to install a new reactor vessel head and complete other maintenance activities. The new reactor head, which replaces a head installed in 2002, enhances safety, reliability and features control rod nozzles made of material less susceptible to cracking. On October 10, 2011, a sub-surface hairline crack was identified in one of the exterior architectural elements on the Shield Building, following opening of the building for installation of the new reactor head. These elements serve as architectural features and do not have structural significance. During investigation of the crack at the Shield Building opening, concrete samples and electronic testing found similar sub-surface hairline cracks in most of the building’s architectural elements. The team of industry-recognized structural concrete experts and Davis-Besse engineers evaluating this condition has determined the cracking does not affect the facility’s structural integrity or safety. FirstEnergy Nuclear Operating Company’s (FENOC) investigation also identified other indications. Included among them were sub-surface hairline cracks in two localized areas of the Shield Building similar to those found in the architectural elements. FENOC has determined these two areas are not associated with the architectural element cracking and are investigating them as a separate issue. FENOC’s overall investigation and analysis continues. Davis-Besse is currently expected to return to service around the end of November. For more information regarding the Davis-Besse outage, refer to the Letter to the Investment Community issued on October 31, 2011 as well as certain related information, which is available on FE’s Investor Information website – www.firstenergycorp.com/ir.

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 Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry. the impact of the regulatory process on the pending matters in the various states in which we do business including, but not limited to, matters related to rates, the status of the PATH project in light of PJM's direction to suspend work on the project pending review of its planning process, its re-evaluation of the need for the project and the uncertainty of the timing and amounts of any related capital expenditures, business and regulatory impacts from ATSI’s realignment into PJM Interconnection, L.L.C, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of FirstEnergy’s regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water intake and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace CAIR including the Cross-State Air Pollution Rule (CSAPR) and the effects of the EPA’s recently released MACT proposal to establish certain mercury and other emission standards for electric generating units, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC, including as a result of the incident at Japan’s Fukushima Daiichi Nuclear Plant), issues that could delay the current outage at Davis-Besse for the installation of the new reactor vessel head, including indications of cracking in the plant’s shield building currently under investigation, adverse legal decisions and outcomes related to Met-Ed’s and Penelec’s ability to recover certain transmission costs through their transmission service charge riders, the continuing availability of generating units and changes in their ability to operate at or near full capacity, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers’ demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals, efforts, and our ability, to improve electric commodity margins and the impact of, among other factors, the increased cost of coal and coal transportation on such margins, the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in amounts that are larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy and its subsidiaries, changes in general economic conditions affecting FirstEnergy and its subsidiaries, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s and its subsidiaries’ access to financing or their costs and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on the major industrial and commercial customers of FirstEnergy’s subsidiaries, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy and its subsidiaries do business, issues arising from the recently completed merger of FirstEnergy and Allegheny Energy, Inc. and the ongoing coordination of their combined operations including FirstEnergy’s ability to maintain relationships with customers, employees or suppliers, as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, the risks and other factors discussed from time to time in FirstEnergy’s and its applicable subsidiaries’ SEC filings, and other similar factors. Dividends declared from time to time on FirstEnergy's common stock during any annual period may in aggregate vary from the indicated amount due to circumstances considered by FirstEnergy's Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy, or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events or otherwise.

Consolidated Report to the Financial Community - 3rd Quarter 2011	21